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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 21, 2004




                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                    0-13305               75-1971716
 (State or other jurisdiction       (Commission File         (IRS Employer
of Incorporation or organization)       Number)             Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas                    79701
  (Address of Principal Executive Offices)                   (Zip Code)



                                  432-684-3727
              (Registrant's telephone number, including area code)








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Item 4.  Changes in Registrant's Certifying Accountant.

         Effective January 20, 2004, BDO Seidman, LLP was engaged as the new independent accountant for Parallel Petroleum Corporation. The decision to engage BDO Seidman was recommended and approved by the Audit Committee of the Board of Directors of Parallel.

         During Parallel's two fiscal years ended December 31, 2002 and December 31, 2001 and during any subsequent interim period prior to its engagement, BDO Seidman LLP was not engaged as either the principal accountant to audit Parallel's financial statements or as an independent accountant to audit a significant subsidiary and on whom the principal accountant was expected to express reliance on its report. In addition, during Parallel's two fiscal years ended December 31, 2002 and December 31, 2001 and during any subsequent interim period prior to engaging BDO Seidman LLP, neither Parallel, nor anyone on its behalf consulted BDO Seidman LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Parallel's financial statements, and no written report was provided to Parallel and no oral advice was provided to Parallel by BDO Seidman LLP which was considered by Parallel in reaching a decision as to the accounting, auditing or financial reporting issues; and (b) there was no matter that was a subject of disagreement as defined in paragraph 304 (a) (1) (iv) of SEC Regulation S-K and the related instructions to said item, or a reportable event, as described in paragraph 304
(a) (1) (v) of SEC Regulation S-K.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PARALLEL PETROLEUM CORPORATION


                                         By:/s/ Larry C. Oldham
                                            Larry C. Oldham, President and
                                            Chief Executive Officer

Dated:   January 21, 2004